                                 SCHEDULE 14a
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14a INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant  [X]


   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [X]  Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
   [ ]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  INDENET, INC.
________________________________________________________________________________
           (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1)  Title of each class of securities to which transaction applies:
________________________________________________________________________________
   (2)  Aggregate number of securities to which transaction applies:
________________________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
________________________________________________________________________________
   (4)  Proposed maximum aggregate value of transaction:
________________________________________________________________________________
   (5)  Total fee paid:
________________________________________________________________________________
   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)     Amount Previously Paid:
________________________________________________________________________________
   (2)     Form, Schedule or Registration Statement No.:
________________________________________________________________________________
   (3)     Filing Party:
________________________________________________________________________________
   (4)     Date Filed:
________________________________________________________________________________

                                  INDENET, INC.

                            Telephone: (248) 380-6070

                           ____________________, 1998


To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of the Stockholders of IndeNet, Inc. (the "Company"). The Special
Meeting will be held at [  ] [ ].m., on [          ], 1998, at the offices
of the Company, 38705 Seven Mile Road, Suite 435, Livonia, Michigan 48152. We hope that you will be able to attend the meeting.

The matters expected to be acted upon at the meeting are described in the attached Notice of Special Meeting and Proxy Statement. During the meeting, stockholders who are present at the meeting will have the opportunity to ask questions.

It is important that your views be represented at the Special Meeting whether or not you are able to be present. Please complete, sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope also enclosed.

                                        Sincerely,

                                        /s/ Andre A. Blay

                                        Andre A. Blay
                                        Chairman of the Board and Chief
                                        Executive Officer

                                  INDENET, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


Livonia, Michigan

                                    [          ], 1998


A Special Meeting of Stockholders of IndeNet, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 38705 Seven Mile Road,
Suite 435, Livonia, Michigan 48152, on [    ], 1998 at [  ] [ ].m., eastern
time, to consider and act upon proposals to (a) amend the Company's Certificate of Incorporation to (i) effect a reverse stock split of the outstanding shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") in which each four shares of outstanding Common Stock would be combined into one share of new Common Stock, par value $.001 per share; (ii) change the name of the Company to "Enterprise Software, Inc."; and (b) approve the IndeNet,
Inc. 1998 Stock Option Plan.

Only those holders of record of Common Stock as of the close of business on
[    ], 1998, will be entitled to vote at, the Special Meeting and any adjournments or postponements thereof. All stockholders of the Company are cordially invited to attend the Special Meeting.

                                      By order of the Board of Directors,

                                      /s/ H. Bradley Eden

                                      H. Bradley Eden
                                      Corporate Secretary



YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                                 PROXY STATEMENT

                                  INDENET, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                                    [          ], 1998

This Proxy Statement is being furnished to the stockholders of IndeNet, Inc., a Delaware corporation (the "Company"), in connection with the Special Meeting of Stockholders (the "Special Meeting") to be held at [ ] [ ].m., eastern time, on
[    ], 1998, at the offices of the Company, 38705 Seven Mile Road, Suite 435,
Livonia, Michigan 48152, and at any adjournment thereof. The IndeNet, Inc. Board of Directors is soliciting proxies to be voted at the Special Meeting.

This Proxy Statement and Notice of Special Meeting, and the proxy card are
expected to be sent to stockholders on or about [    ], 1998.

PROXY PROCEDURE

         Only record holders of Common Stock at the close of business on [    ],
1998 (the "Record Date") are entitled to vote in person or by proxy at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of Common Stock entitled to vote a majority of the maximum number of votes which may be cast at the Special Meeting will constitute a quorum for the transaction of any business.

         The proposals to effect a reverse stock split, change the name of the Company and approve the IndeNet, Inc. 1998 Stock Option Plan (the "Stock Option Plan") require the affirmative vote of a majority of the votes represented by all shares of Common Stock outstanding on the Record Date. Stockholders who do not vote or who vote to abstain will in effect be voting against such proposals. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions marked on the proxy card. If a stockholder does not return a signed proxy card or does not attend the Special Meeting and vote in person, his or her shares will not be voted. If a stockholder attends the Special Meeting, he or she may vote by ballot.

         Stockholders are urged to mark the box on the enclosed proxy card to indicate how their shares are to be voted. If a stockholder returns a signed and dated proxy card but does not mark the box, the shares represented by that proxy card will be voted for the proposals to: (i) effect the reverse stock split,
(ii) to change the name of the Company, and (iii) adopt the Stock Option Plan. A stockholder may revoke his or her proxy at any time before it is voted by (a) giving notice in writing to the Secretary of the Company; (b) granting a proxy bearing a later date; or (c) appearing in person and voting at the Special Meeting.

COST OF SOLICITATION

         The cost of soliciting proxies in the enclosed form will be borne by the Company. Proxies may be solicited by telephone or other means by directors, officers or employees of the Company, who will not be specially compensated thereto. The Company has engaged [NAME AND ADDRESS OF PROXY AGENT], to solicit proxies, and anticipates paying compensation to the solicitor for such services
in an amount of approximately [$    ], plus expenses. The Company will reimburse
brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission concerning the forwarding of proxies and proxy material to the beneficial owners of stock.

QUORUM AND VOTING

         The outstanding voting stock of the Company as of the Record Date consisted of 18,501,016 shares of common stock, par value $.001 per share (the "Common Stock").

PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of the Record Date regarding each person known by the Company to beneficially own, as of the Record Date, more than five percent of the Company's Common Stock.


                                                        Nature and Amount of
Name and Address of Beneficial Owner                Beneficial Ownership (1)           Percent of Class
-------------------------------------               ------------------------           ----------------

Andre A. Blay                                                  1,557,732 (2)                       8.42
38705 Seven Mile Road, Suite 435
Livonia, Michigan 48152

Killer Barn, Inc.(3)                                           1,530,000                           8.27
821 Tavern Road
Alpine, California 91901

AWM Investment Company, Inc.                                   1,304,000                           7.05
153 East 53rd Street, 51st Floor
New York, New York 10222

Thomas H. Bauer                                                1,187,030 (4)                       5.87
38705 Seven Mile Road, Suite 435
Livonia, Michigan 48152

TCW Asset Management                                             926,400                           5.01
865 South Figueroa Street
Suite 1800
Los Angeles, California 90017


__________________

(1) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act. Accordingly, with respect to each particular beneficial owner, the number of shares gives effect to the deemed exercise of such owner's options and warrants (which are currently exercisable or exercisable within 60 days). Except as otherwise disclosed in the footnotes below, the shares listed in this column for a person named in this table are directly held by such person, with sole voting and dispositive power.

(2) Includes shares owned by the Andre A. Blay Trust and 495,833 shares which are not outstanding but are subject to currently exercisable options.

(3) Killer Barn, Inc. is owned and controlled by Mr. William D. Killion who served as a director of IndeNet, Inc. from November 1995 until January 30, 1997.

(4) Includes 100,000 shares which are not outstanding but are subject to currently exercisable options.

OFFICERS AND DIRECTORS

         The following table sets forth certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock by each executive officer and director, and by the Company's executive officers and directors as a group:

                                                        Nature and Amount of
Name(1)                                                 Beneficial Ownership (2)               Percent of Class (2)
-------                                                 ------------------------               --------------------

Andre A. Blay(3)                                                   1,557,732 (3)                               8.42

Thomas H. Bauer                                                    1,187,030 (4)                               8.27

Richard L. Schleufer                                                 200,189 (5)                               1.08

Robert Beauregard                                                     75,000                                     *

Robert A. Blay                                                        30,000 (6)                                 *

H. Bradley Eden                                                        5,366                                     *

All Executive Officers and Directors as a group                    4,346,172 (7)                              23.49
(7 persons)



(1) The business address for all the officers and directors is 38705 Seven Mile Road, Suite 435, Livonia, Michigan 48152.

(2) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act. Accordingly, with respect to each particular beneficial owner, the number of shares gives effect to the deemed exercise of such owner's options and warrants (which are currently exercisable or exercisable within 60 days). Except as otherwise disclosed in the footnotes below, the shares listed in this column for a person named in this table are directly held by such person, with sole voting and dispositive power.

(3) Includes shares owned by the Andre A. Blay Trust and 495,833 shares which are not outstanding but are subject to currently exercisable options.

(4) Includes 100,000 shares which are not outstanding but are subject to currently exercisable options.

(5) Includes 125,000 shares which are not outstanding but are subject to currently exercisable options.

(6) Represents shares which are not outstanding but are subject to currently exercisable options.

(7) Includes 750,833 shares which are not outstanding but are subject to currently exercisable options.



*        Less than 1%.

            PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
               EFFECT A FOUR TO ONE REVERSE SPLIT OF COMMON STOCK

INTRODUCTION

         The Board of Directors believes that it would be in the best interests of the Company and its stockholders to adopt an amendment to the Company's Certificate of Incorporation (the "Reverse Split Amendment"), which will effect a reverse stock split (the "Reverse Split") of one new share of Common Stock for each four issued and outstanding shares of Common Stock. No change would occur in the status of the Company's preferred stock.

         Following the filing with the Secretary of State of Delaware of the Reverse Split Amendment thereby completing the Reverse Split (the "Effective Date"), the Board will notify the stockholders that the Reverse Split has been effected. The full text of the Reverse Split Amendment is set forth in the proposed Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment"), which is attached as Appendix A to this Proxy Statement. The discussion of the Reverse Split and the Reverse Split Amendment is qualified in its entirety by reference to the Certificate of Amendment, which is incorporated herein by reference as if fully set forth herein.

         Pursuant to Section 242(c) of the Delaware General Corporation Law, the Board of Directors has reserved the right, notwithstanding stockholder authorization of the Reverse Split Amendment, to cancel the filing of the Reverse Split Amendment without further action by the stockholders, if, at any time prior to the Certificate of Amendment being filed with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split Amendment is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to proceed with the Reverse Split Amendment, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business developments and the Company's actual and projected financial performance.

         The Board of Directors of the Company unanimously approved the Reverse Split Amendment as described herein on March 25, 1998, subject to the adoption thereof by the stockholders of the Company, and recommends that stockholders vote "FOR" the Reverse Split Amendment.

PURPOSE AND BACKGROUND OF THE REVERSE SPLIT AMENDMENT

         The Board of Directors believes that certain securities firms fail to follow and research companies having lower-priced securities. Such securities firms may also discourage their registered representatives from recommending the purchase of lower-priced corporate securities. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of brokers' commissions and to time-consuming procedures that operate to make the handling of lower-priced stocks economically unattractive to brokers. Consequently, the Board of Directors believes that this limits the marketability of the Common Stock at its current per share price. For instance, the Board of Directors believes that the low per share market price of the Common Stock impairs the marketability and acceptance of the Common Stock to institutional investors and other members of the investing public and creates a negative impression with respect to the Company. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of such shares, the type of investor who acquires them or the Company's reputation in the financial community. In practice, however, many investors and market makers consider low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors may adversely affect not only the pricing of the Common Stock but also the liquidity of the Common Stock and the Company's ability to raise additional capital through the sale of equity securities.

         The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split and the anticipated increase in the price per share will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for the Company's stockholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Split is effected.

         The Board of Directors is also hopeful that the proposed Reverse Split will increase the liquidity and marketability of the Common Stock. However, there can be no assurance that the proposed Reverse Split will achieve any of these desired results. There can also be no assurance that the price per share of the Common Stock immediately after the proposed Reverse Split will increase proportionately with the Reverse Split, or that any increase can be sustained for any period of time. In addition, the market price of the Common Stock may neither exceed nor remain in excess of the current market price.

         The Board's primary objective in proposing the Reverse Split Amendment is to raise the per share price of the Common Stock in an effort to ensure the listing of the Company's Common Stock on the Nasdaq National Market. The Nasdaq National Market requires, among other criteria, that for the Company to maintain its listing that the Company's shares have a minimum bid price per share of $1.00, provided that the Company maintains a market value of public float of at least $5 million. As of the date hereof, the Company is in compliance with the Nasdaq National Market's minimum bid price per share requirement and with the public float requirements. Effecting the Reverse Split is expected to place the Company in a position further above the Nasdaq minimum standards for maintenance of its listing on the Nasdaq National Market. No assurances can be given, however, that effecting the Reverse Split will enable the Company at all times to maintain the listing of the Company's Common Stock on the Nasdaq National Market.

         The Board of Directors of the Company is not aware of any present efforts by any persons to accumulate additional shares of Common Stock, and the proposed Reverse Split is not intended to be an anti-takeover device.

EFFECT ON MARKET FOR COMMON STOCK

         On [       ], 1998, the closing bid and asked prices of the Common
Stock on the Nasdaq Bulletin Board were [$   ] and [$   ] per share,
respectively.   By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the market price will be increased. The farther that the market price of the Common Stock rises above $1.00 per share, the less risk that the Company will fail to meet or exceed the applicable criteria for maintenance of its listing on the Nasdaq National Market. There can be no assurance that the market price of the Common Stock will be so increased or that the Company will at all times be able to meet or exceed the requirements for maintaining its listing on the Nasdaq National Market.

EFFECTS OF THE REVERSE SPLIT ON COMMON STOCK

         If approved by the stockholders, the principal effect of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 18,501,016 shares of Common Stock to approximately 4,625,254 shares of Common Stock based on the number of shares of Common Stock outstanding on the Record Date. The total number of shares of Common Stock held by each stockholder would be reclassified automatically into the number of shares equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by four, provided that no fractional shares are issued in connection with the Reverse Split.

EFFECT ON OUTSTANDING OPTIONS AND WARRANTS OF THE COMPANY

         As of the Record Date, the Company had outstanding employee stock options to purchase an aggregate 1,217,833 shares of Common Stock with exercise prices per share ranging from $1.38 to $6.44 per share and warrants to purchase an aggregate of 741,056 shares of Common Stock with exercise prices per share ranging from $2.25 to $7.00. Upon the effectiveness of the Reverse Split, these options and warrants provide for a proportional downward adjustment to the number of shares subject to outstanding options and warrants, and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Split.

EFFECT ON PREFERRED STOCK

         As of the Record Date, the Company had no outstanding preferred stock. The Company's Certificate of Incorporation authorizes the issuance of up to (i) 1,200 shares of Series A Preferred Stock, par value $.0001 per share (the "Series A Shares"), (ii) 250,000 shares of Series B Preferred Stock par value $.0001 per share (the "Series B Shares"), and (iii) 1,200 shares of Series C Preferred Stock, par value $.0001 per share (the "Series C Shares"). If the Company issued preferred stock in the future, the principal effect of the Reverse Stock Split would, according to the terms and conditions of the Series A Shares and the Series C Shares, be a proportional upward adjustment to the fixed conversion price of the Series A Shares and the Series C Shares and a proportional downward adjustment to the number of shares of Common Stock received upon conversion of Series A Shares and the Series C Shares to Common Shares. At any time when the Common Shares are trading at less than $3.00 per share, as is currently the case, the Reverse Stock Split may raise the conversion price of the Series B Shares for any future holders of Series B shares choosing to exercise the option to convert their Series B Shares into Common Stock of the Company. At any time when the Common Stock trades at $3.00 per share or greater, the Reverse Stock Split should have no effect on the conversion price of the Series B Shares for any future holders of Series B Shares choosing to exercise the option to convert their Series B Shares into Common Stock of the Company. If the Reverse Stock Split causes the Common Stock to trade for $5.00 or great per share on the Nasdaq National Market, then one of the conditions precedent to the Company having the option to convert all or part of the Series B Shares into Common Stock of the Company will be fulfilled.

EFFECT ON LEGAL ABILITY TO PAY DIVIDENDS

         The holders of shares of Common Stock are entitled, on a pari passu basis, to receive distributions of cash or other property, if any, that may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Therefore, the Reverse Split will not affect potential distributions to the Company's stockholders. The Company has never paid cash dividends on the Common Stock and has no plans to pay cash dividends in the foreseeable future. The current policy of the Board of Directors is to retain all available earnings for use in the operation and growth of the Company's business. Any future cash dividends will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors.

EXCHANGE OF SHARES; NO FRACTIONAL SHARES

         No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Assuming the approval of the Reverse Split Amendment, a stockholder who would otherwise be entitled to receive a fractional share of Common Stock will receive, in lieu thereof, cash for the resulting fractional share interest in an amount equal to such fractional interest multiplied by the average of the closing bid and closing asked prices of the Common Stock as reported on the Nasdaq Bulletin Board on the effective date of the Reverse Split (the "Effective Date").

         The Company will appoint United Stock Transfer, 13275 East Freemont Place, Suite 302, Englewood, Colorado 80112 (303) 792-3650 (the "Exchange Agent") to act as Exchange Agent for the holders of the Common Stock in connection with the Reverse Split Amendment. The Company will deposit with the Exchange Agent, as soon as practicable after the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of cash deposited with the Exchange Agent to pay fractional share interests that is held by the Exchange Agent six months after the Effective Date will be returned to the Company on demand. The funds required to purchase the fractional share interests are available and will be paid from the Company's current cash reserves. The Company's stockholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

         As of the Record Date, approximately [ ] persons were holders of record of Common Stock. The Company does not anticipate that the Reverse Split and the payment of cash in lieu of fractional shares will result in a significant reduction in the number of holders of the Common Stock. The Company does not presently intend to seek, either before or after the Reverse Split, any change in the Company's status as a reporting company for federal securities law purposes.

         On or after the Effective Date, the Company will mail to each stockholder a letter of transmittal. A stockholder will receive a certificate evidencing his post-Reverse Split shares and, if applicable, cash in lieu of a fractional share only by transmittal to the Exchange Agent of such stockholder's stock certificate(s) for shares of Common Stock that were issued prior to the Effective Date, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until the certificates representing their shares of Common Stock that were issued prior to the Effective Date are surrendered. Stockholders should not forward their certificates to the Exchange Agent until the letter of transmittal is received and should surrender their certificates only with such letter of transmittal. A payment in lieu of any fractional share interest will be made to a stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Effective Date.

         There will be no service charges payable by the stockholders of the Company in connection with the exchange of their certificates or in connection with the payment of cash in lieu of the issuance of fractional shares.
These costs will be borne by the Company.

         The Board of Directors recommends a vote FOR the adoption of the Reverse Stock Split.


            PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
                             CHANGE THE COMPANY NAME

         The Company has decided to concentrate its efforts on the sale of computer software and has therefore decided that the name "Enterprise Software, Inc." more accurately conveys the Company's core operations. The Company therefore proposes to amend its Certificate of Incorporation to change the Company name to "Enterprise Software, Inc."

         The Board of Directors recommends a vote FOR the adoption of the Company name change to "Enterprise Software, Inc."

                 PROPOSAL TO ADOPT AND APPROVE THE INDENT, INC.
                             1998 STOCK OPTION PLAN

         In order to provide an opportunity for certain employees and directors of the Company and its subsidiaries to purchase shares of Common Stock in the Company, on March 25, 1998, the Board of Directors of the Company adopted the Stock Option Plan. A complete copy of the Stock Option Plan is included as Appendix B to this Proxy Statement and all descriptions of the Stock Option Plan contained herein are qualified in their entirety by such complete copy.

         The Stock Option Plan provides for the grant of options to purchase only Common Stock of the Company and will be administered by the Stock Option Committee of the Company's Board of Directors (the "Committee"). Under the Stock Option Plan, the Committee will have the authority to issue options to purchase up to 5,000,000 shares of Company Common Stock to employees (including employee directors) and non-employee directors of the Company and any of its subsidiaries. The Stock Option Plan provides that options granted to employees of the Company may be "incentive stock options" which meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Incentive stock options are neither taxable to an employee upon grant or exercise nor deductible by the Company. In order to qualify for this treatment, the Stock Option Plan must be approved by the Company's stockholders within 12 months of its adoption by the Company's Board of Directors.

         Incentive stock options which qualify as such under Code Section 422 may not have an exercise price less than the fair market value of the Common Stock as of the time of the grant of those options. Any employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not receive incentive stock options under the Stock Option Plan unless the exercise price at the time of grant is at least 110% of such fair market value. For purposes of the Stock Option Plan, "fair market value" means the median of the high and low sale prices of Common Stock published on the day on which the particular option is granted or, if the price of the Common Stock is not published for that day, then "fair market value" means the price reasonably determined by the Committee in good faith.

         Options granted under the Stock Option Plan may not be exercised sooner than 6 months, nor more than 10 years, after they are granted. The Committee has the authority under the Stock Option Plan to determine which employees receive options, whether they will be qualified incentive stock options, the number of options granted and the terms of exercise of each option. The Stock Option Plan does, however, specify that each non-employee director will receive options for a minimum of 50,000 shares of Common Stock at an exercise price equal to 100% of the market value within one month after completing one year's service on the Board of Directors of the Company. The value of shares that can be exercised for the first time by any employee receiving incentive stock options cannot exceed $100,000 per year, based on the fair market value of Company common stock on the date of grant.

         Under the Stock Option Plan, options and Common Stock issuable upon exercise of options are not freely transferable. The Committee may also grant options subject to termination upon certain events, including, for example, death, disability, termination of employment of the optionee, and upon a merger or sale of assets by the Company.

         The Board of Directors has adopted the Stock Option Plan and believes the ability to grant incentive stock options and non-qualified stock options will give employees an incentive to contribute to the success of the Company. Upon approval by the stockholders of the Company of the Stock Option Plan, the Board of Directors plans to terminate the IndeNet, Inc. Qualified Stock Option Plan.

         The Board of Directors of the Company recommends a vote FOR the adoption of the Stock Option Plan.


                                  OTHER MATTERS

         The Board of Directors does not intend to bring any matters before the Special Meeting other than those specifically set forth in the Notice of the Special Meeting and knows of no matters to be brought before the Special Meeting by others. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.

                                       By Order of the Board of Directors,

                                       /s/ Andre A. Blay

                                       Andre A. Blay
                                       Chairman of the Board


Dated:   [       ], 1998

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  INDENET, INC.

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

IndeNet, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, as amended (the "Delaware GCL"), by its duly authorized officers, hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to reclassify, change and convert each four (4) outstanding shares of the Corporation's Common Stock, par value $.001 per share, into one
(1) share of Common Stock, par value $.001 per share.

SECOND: That the Board of Directors of the Corporation, acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to change the name of the Corporation to "Enterprise Software, Inc."

THIRD: That, pursuant to authorization by the affirmative vote, in accordance with the provisions of the Delaware GCL, of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon at a
special meeting of stockholders of the Corporation held on [    ], 1998, the
Certificate of Incorporation of the Corporation be amended as follows:

         1. By striking out the title and Article I and inserting a new title and new Article I to read as follows: "Certificate of Incorporation of Enterprise Software, Inc." and Article I to read: "The name of the Corporation shall be Enterprise Software, Inc."

         2. By adding a new paragraph to Article IV to read as follows:

         "(d) Each four shares of the Common Stock, par value $.001 per share, of the Corporation issued and outstanding or held in treasury as of [ ] p.m. New York time on the date on which this Certificate of Amendment is filed by the Secretary of State of the State of Delaware (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by four shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the average of the closing bid and closing asked prices of the Common Stock as reported on the Nasdaq Bulletin Board at the Effective Time."

FOURTH: That the amendments to the Corporation's Certificate of Incorporation set forth herein have been duly adopted in accordance with the provisions of
Section 242 of the Delaware GCL.



                                 Appendix A - 1

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by Andre A. Blay, its Chief Executive Officer, on
[    ], 1998,  hereby  declaring and certifying that this is the act and deed of the  Corporation and that the facts herein stated are true.



                                            Name: Andre A. Blay
                                            Title: Chief Executive Officer

ATTEST:

Name: H. Bradley Eden
Title: Secretary




















                                 Appendix A - 2

                                   APPENDIX B


                                  INDENET, INC.
                             1998 STOCK OPTION PLAN

                        _______________________________


1. PURPOSE. The purpose of this plan is to provide an opportunity for certain Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation and its Subsidiaries.

2.       DEFINITIONS. The following terms are defined for use herein as follows:

         "BOARD" means the Board of Directors of the Corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means the common stock (par value $.001 per share) of the Corporation.

         "COMMITTEE" means the Stock Option Committee appointed pursuant to Paragraph 4 to administer the Plan.

         "CORPORATION" means IndeNet, Inc.

         "EFFECTIVE DATE" means the effective date of the Plan.

         "EMPLOYEE" means a key salaried employee of the Corporation or Subsidiary, who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treas. Reg. ss. 1.421-7(h), and the term "employment" means employment with the Corporation or a Subsidiary of the Corporation.

         "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Code Section 422.

         "MARKET VALUE" means the median of the high and low sale prices of Common Stock as published for the day on which the particular Option is granted, or, if prices of shares of Common Stock are not so published for that date, then a fair market value determined by the Committee by any reasonable method selected by it in good faith.

         "NONQUALIFIED STOCK OPTION" means an Option that is not intended to constitute an Incentive Stock Option.

         "OPTION" means either an Incentive Stock Option or a Nonqualified Stock Option.

         "OPTIONEE" means any Employee or Director of the Corporation or its Subsidiaries to whom an Option has been granted under Paragraph 4 of the Plan.

         "OPTION AGREEMENT" means an agreement evidencing Options as provided in paragraph 8 of this Plan.

         "OPTION PRICE" means the purchase price for Common Stock under an Option, as determined under Paragraph 6 or 8 of this Plan.

         "PLAN" means this Qualified Stock Option Plan as in effect from time to time.

         "SUBSIDIARY" means a subsidiary corporation to the Company as defined in Code Section 424(f).

                                 Appendix B - 1

3.       SHARES.

         The total number of shares of Common Stock which may be sold under the Plan shall not exceed five million (5,000,000) shares, except that the total number of shares which may be sold under the Plan may be increased or decreased to the extent of adjustments authorized by Paragraph 11. Such shares shall be authorized shares and may be either unissued or treasury shares. Replenishment, reload granting, cashless exercise and stock appreciation rights are expressly contemplated as being acceptable aspects of this Plan and the implementation hereof.

         If an Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not delivered under such Option shall be available for Options subsequently granted.

4.       ADMINISTRATION.

         The Plan shall be administered by the Stock Option Committee, the members of which shall be appointed by the Board, and which shall consist of two
(2) or more members. The members of the Committee may be changed at any time and from time to time at the discretion of the Board. All members of the Committee shall be non-employee directors who are "Disinterested Persons" with regard to Plan administration, within the meaning of Rule 16b-3 as promulgated, and amended from time to time, by the Securities and Exchange Commission; however, the mere fact that a Committee member shall fail to qualify under this requirement shall not invalidate any award of Options made by the Committee if the award is otherwise validly made under the Plan. The Committee shall determine the Employee, and the terms of the Options to be granted. The Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan. All determinations made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award of Options hereunder.

         The granting of any Option pursuant to this Plan shall be entirely within the discretion of the Committee. Nothing herein contained shall be construed to give any officer or employee of the Corporation or its subsidiaries any right to participate under this Plan.

         Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

         Nonqualified Stock Options shall be granted to non-Employee directors (i.e., "Disinterested Persons") according to the following formula:

                  (i) Nonqualified Stock Options for Fifty thousand (50,000) shares of Common Stock within one (1) month following the first year as a member of the Board.

                  (ii) The purchase price of the Common Stock covered by each Nonqualified Stock Option granted pursuant to this Section 4 d. shall be one hundred percent (100%) of Market value.

                  (iii) This Section 4 d. shall not be amended more than once every six months (plus two additional days, pursuant to Rule 16b-3(c)(2)(ii)(e)), other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, the Securities Exchange Act of 1934, or the rules thereunder.

         Additional Nonqualified Stock Options may be granted to non-employee directors at the discretion of the Committee, provided that no director may receive additional Nonqualified Stock Options while serving on the

                                 Appendix B - 2

Committee or if the receipt of such Nonqualified Stock Options would cause him to cease to be a Disinterested Person.

5.       PARTICIPANTS.

         Participants in the Plan shall be (i) such Employees (including Employees who are Directors) of the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time and (ii) non-Employee Directors to the extent provided in Section 4 d. above. An Employee of the Corporation or its subsidiaries who has been granted an Option under this Plan or any other stock option plan of the Corporation may be granted additional Options.

6.       INCENTIVE STOCK OPTIONS.

         Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section. No Incentive Stock Option shall be granted with an exercise price below its Market Value on the date the Option is granted or with an exercise term that extends beyond 10 years from the date the Option is granted. An Incentive Stock Option shall be granted only to Employees of the Corporation or its Subsidiaries and shall not be granted to any Employee who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, on the date such Option is granted, the exercise price for the Option is at least 110% of the Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the date it is granted. The aggregate Market Value of the underlying Common Stock (determined on the date the Option is granted) as to which Incentive Stock Options granted under the Plan (including any Plan of any Subsidiary) may first be exercised by an Employee in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the limitation (or violates any other Code
Section 422 limitation) shall be deemed to constitute a Nonqualified Stock
Option.

7.       EXERCISE PRICE.

         The per share exercise price of each Option granted under the Plan shall be any lawful consideration as determined, or made determinable, by the Committee on the date of the grant. The Committee, at its discretion, may grant Nonqualified Stock Options with an exercise price below 100% of the Market Value of Common Stock on the date of the grant.

8. TERMS OF OPTIONS. Each Option shall be evidenced by a written agreement containing such terms and conditions as are set by the Board or the Committee, including without limitation the following:

         a. NUMBER OF SHARES. Each Option Agreement shall state the number of shares to which it pertains.

         b. EXERCISE PRICE. Each Option agreement shall state the exercise price.

         c. MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an Option granted under the Plan shall be payable in full upon exercise, and may be paid in cash or, in full or in part, by the surrender of Common Stock owned by the Optionee valued at fair market value or by the surrender of Option rights hereunder valued at the difference between Option Price and fair market value. Promptly after the exercise of an Option and the payment of the full Option Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing ownership of such Common Stock. However, an Optionee shall have none of the rights of a shareholder until a certificate for those shares is issued to the Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 11 of this Plan.


                                 Appendix B - 3

         d. TERM AND EXERCISE OF OPTIONS. Each Option shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the Option agreement. In no event, however, shall any Option be exercisable in less than six (6) months or more than ten (10) years from the date of the grant.

         e. ADMINISTRATION DISCRETION. The Committee may in its discretion vary, among Employees and among Options granted to the same Employee, any and all of the terms and conditions of Options granted under the Plan, including the term during which and the amounts in which and dates at or after which such Options may be exercised.

9.       TRANSFERABILITY OF OPTIONS AND COMMON STOCK.

         Options under this Plan may not be transferred except by will or according to the laws of descent and distribution,. During the lifetime of the Optionee, an Option may be exercised only by the Optionee or his guardian or legal representative. The Corporation may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, legend any certificate representing shares issued pursuant to the exercise of an Option with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

10.      TERMINATION OF OPTIONS.

         Each Option agreement shall contain such provisions as the Committee may deem advisable for termination of the Option in the event of, and/or exercise of the Option after the Optionee's death, disability, or termination of employment by the Corporation or its subsidiaries.

         Option agreements may also contain, in the discretion of the Committee, provisions for termination of Options and/or acceleration of exercise rights in the event of any merger or consolidation of the Corporation with, or acquisition of the Corporation or substantially all of its assets by, any other corporation.

         Nothing in the Plan or in any Option shall limit or affect in any way the right of the Corporation or its subsidiaries to terminate an Optionee's employment at any time nor be deemed to confer upon any Optionee any right to continue in the employ of the Corporation.

11.      ADJUSTMENT PROVISION.

         If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares, the aggregate number and class of shares available under this Plan and the number of shares subject to each outstanding Option, together with the Option prices, shall be appropriately increased or decreased by the Board or Committee.

12.      EFFECTIVE DATE OF PLAN, TERMINATION AND AMENDMENT.

         The Plan shall take effect only upon and as of the date of approval of the Plan by the Corporation's shareholders. Unless earlier terminated by the Board, the Plan shall terminate on the date ten (10) years subsequent to the date of the adoption of the Plan by the Corporation's shareholders, after which date no Options may be granted under this Plan. The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interest of the Corporation, provided that shareholder approval shall be obtained for any amendment that would (i) materially increase the benefits accruing to participants under this plan; (ii) materially increase the number of securities which may be issued under this plan; or, (iii) materially modify the requirements as to eligibility for participation in this plan set forth in Paragraph 5.


                                 Appendix B - 4

13.      RULE 16B-3 REQUIREMENTS.

         Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

14.      WITHHOLDING.

         The Corporation shall have the right to withhold from an Optionee's compensation or require an Optionee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option. An Optionee may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Market Value sufficient to satisfy in whole or in part the applicable withholding taxes.

























                                 Appendix B - 5

                                   APPENDIX C

                                  INDENET, INC.

                        38705 Seven Mile Road, Suite 435
                             Livonia, Michigan 48152

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock acknowledges receipt of the Notice of Special Meeting of Stockholders of IndeNet, Inc. (the "Company") and the
accompanying Proxy Statement dated [    ], 1998, hereby appoint(s) Andre A. Blay
and [   ], and each of them, attorneys or attorney of the undersigned, for and in the name(s) of the undersigned, with power of substitution and revocation in each to vote any and all shares of Common Stock, par value $.001 per share, of the Company, which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Special Meeting of
Stockholders of the Company to be held on [    ], 1998 at [ ] at the Company's
offices at 38705 Seven Mile Road, Suite 435, Livonia, Michigan 48152, and at any adjournment or adjournments thereof, and hereby revoking any prior proxies to vote said shares, upon the following item of business more fully described in the notice of and proxy statement for such Special Meeting.

TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A FOUR TO ONE REVERSE SPLIT OF THE COMPANY'S COMMON STOCK AND REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM [ ] TO [ ].

 [ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN


TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "ENTERPRISE SOFTWARE, INC."

 [ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

TO ADOPT THE INDENET, INC. 1998 STOCK OPTION PLAN.

 [ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN


THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE. IN THE ABSENCE OF SUCH SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A FOUR TO ONE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, CHANGE THE NAME OF THE CORPORATION TO "ENTERPRISE SOFTWARE CORPORATION", AND ADOPT THE INDENET, INC. 1998 STOCK OPTION PLAN.

                             Dated _________________________, 1998


                                               _________________________________
                                               Signature


                                               _________________________________
                                               Signature (if held jointly)

                                               (Please sign exactly as name(s)
                                               appear(s) to the left. When
                                               signing as attorney, executor,
                                               administrator, trustee, guardian,
                                               or as an officer signing for a
                                               corporation, please give full
                                               title as such, and if more than
                                               one trustee, all should sign. If
                                               an entity, please sign in the
                                               full name of the entity by the
                                               person(s) authorized to do so.)


                                 Appendix C - 1

                                               STOCKHOLDERS ARE URGED TO MARK,
                                               DATE, SIGN AND RETURN THIS PROXY
                                               PROMPTLY IN THE ENVELOPE
                                               PROVIDED, WHICH REQUIRES NO
                                               POSTAGE IF MAILED IN THE UNITED
                                               STATES.


















                                 Appendix C - 2